UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	41-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On Thursday, February 18, 2010, Western Iowa Energy, LLC (the “Company”) held a Special Meeting of its unitholders for the purposes of discussing and voting upon the Company’s proposed consolidation with Renewable Energy Group, Inc. (“REG”) under REG Newco, Inc. (“REG Newco”) pursuant to the terms and conditions of the Second Amended and Restated Asset Purchase Agreement by and between the Company, REG, REG Newco, and REG Wall Lake, LLC, executed on November 20, 2009 and dated effective as of May 11, 2009. During the Special Meeting, a quorum of the unitholders was present in person or by proxy. A majority of these unitholders approved a proposal to adjourn the meeting until a later date to permit further solicitation of proxies with respect to the consolidation with REG and the subsequent dissolution of the Company. The Special Meeting has been scheduled to re-convene on Wednesday, February 24, 2010, at 6:30 pm at the Wall Lake Community Center in Wall Lake, Iowa.

Item 7.01 Regulation FD Disclosure and Item 8.01 Other Events

On February 18, 2010, Warren Bush, a Director of the Company, e-mailed a communication to approximately 70 unit holders of the Company regarding the proposed consolidation with REG. A copy of this communication is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure and Item 8.01 Other Events

On February 19, 2010, the Company mailed a letter to its unit holders regarding the adjournment of the Special Meeting and the schedule for re-convening the Special Meeting. A copy of this letter is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description
99.1	Communication from Warren Bush to unit holders
99.2	Letter from Western Iowa Energy, LLC to unit holders dated February 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

February 23, 2010	/s/ William J. Horan

Date	William J. Horan, President